EXHIBIT 23.1

[ERNST & YOUNG LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IBERIABANK Corporation 2008 Stock Incentive Plan of our reports dated March 14, 2008, with respect to the consolidated financial statements of IBERIABANK Corporation included in its Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of IBERIABANK Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
June 16, 2008